As filed with the Securities and Exchange Commission on August 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CLOSURE MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-1959623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5250 Greens Dairy Road Raleigh, North Carolina	27616
(Address of principal executive offices)	(Zip Code)

CLOSURE MEDICAL CORPORATION

AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

(Full title of the plan)

DANIEL A. PELAK

President and Chief Executive Officer

Closure Medical Corporation

5250 Greens Dairy Road

Raleigh, NC 27616

(Name and address of agent for service)

(919) 876-7800

(Telephone number, including area code, of agent for service)

Copy of all communications to:

STEPHEN A. JANNETTA

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum Offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.01 par value	1,000,000	(2)	$17.745	$17,745,000	$2,249.00

(1)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on August 6, 2004, as reported on the Nasdaq National Market.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of an additional 1,000,000 shares (the “Shares”) of Common Stock, $.01 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan, as those shares registered in the Registrant’s Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on December 12, 1996, February 25, 1999, April 6, 2001 and June 26, 2002. The earlier Registration Statements on Form S-8, Registration Nos. 333-17721, 333-72953, 333-58456 and 333-91212, are hereby incorporated by reference.

The financial statements contained in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page of this Registration Statement)

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on this ninth day of August, 2004.

CLOSURE MEDICAL CORPORATION

By:	/s/ DANIEL A. PELAK
Daniel A. Pelak
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS DANIEL A. PELAK AND BENNY WARD, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Name	Capacity	Date
/s/ DANIEL A. PELAK	President and Chief Executive Officer (principal executive officer) and Director	August 9, 2004
Daniel A. Pelak

/s/ BENNY WARD	Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)	August 9, 2004
Benny Ward

/s/ J. DANIEL COLE	Chairman of the Board	August 9, 2004
J. Daniel Cole

/s/ RICHARD W. MILLER	Director	August 9, 2004
Richard W. Miller

/s/ JAMES E. NIEDEL	Director	August 9, 2004
James E. Niedel

Name	Capacity	Date
/s/ ROLF D. SCHMIDT	Director	August 9, 2004
Rolf D. Schmidt

/s/ STEPHEN I. SHAPIRO	Director	August 9, 2004
Stephen I. Shapiro

/s/ RANDY H. THURMAN	Director	August 9, 2004
Randy H. Thurman

CLOSURE MEDICAL CORPORATION

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page of this Registration Statement)